EXHIBIT 10.1

AMENDMENT NUMBER ONE
TO THE
REGIONS FINANCIAL CORPORATION
2015 LONG-TERM INCENTIVE PLAN

Regions Financial Corporation hereby amends the Regions Financial Corporation 2015 Long-Term Incentive Plan, effective as of January 1, 2017, as follows:

1.Amend the second sentence in Paragraph 16(f) by replacing such sentence with the following:

“If the event giving rise to the withholding obligation involves the issue or transfer of shares of Stock, then, unless the applicable Award Agreement provides otherwise, the Committee may permit a Grantee to satisfy the withholding obligation by electing to have the Company withhold shares of Stock or by tendering previously owned shares of Stock, in each case having a Fair Market Value not to exceed the maximum statutory tax rate in the applicable jurisdiction (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).”

2.Except as otherwise amended herein, the Plan shall continue in full force and effect.

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